EXHIBIT 10.5

                Form of Confidentiality Agreement
                    CONFIDENTIALITY AGREEMENT


This Agreement ("Agreement") is entered into this date by and between SPECIALIZED HEALTH PRODUCTS, INC., a Utah corporation
("Corporation"), and the party named at the end of this Agreement
("Consultant/Employee").

WHEREAS, the Corporation is engaged in the business of research, development and manufacturing of health care products ; and

WHEREAS, the Corporation desires to retain the services of the Consultant/Employee as an independent consultant or as an employee, as the case may be.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:


  1. Confidential/Proprietary Information. The Consultant/Employee agrees that he or she will not disclose and will hold in confidence any and all proprietary information, and other matters owned by the Corporation brought to the Consultant/Employee's attention (collectively the "Information") by Corporation during the course of this Agreement, whether in written or oral form. Without the prior written consent of the Corporation, the Consultant/Employee agrees not to use the Information for any purpose other than the performance of the services performed for Corporation. However, the Consultant/Employee shall not be so restricted where (i) the Information is now or becomes public through no fault of the Consultant/Employee, or (ii) the Consultant/Employee already had the Information in his/her possession from his/her own work prior to the date of this Agreement, or (iii) the Consultant/Employee received the Information from a third party on a non-confidential basis and not derived from Corporation, or (iv) the Consultant/Employee receives permission in writing from the Corporation to disclose the Information. Upon termination of this Agreement, the Consultant/Employee agrees to promptly return to the Corporation all of the Information, in whatever form, that the Consultant/Employee may then have in his/her possession or control.


  2. Remedies. The parties acknowledge that any disclosure of the Information will cause irreparable harm to the Corporation.
As a consequence, the parties agree that if the Consultant/Employee fails to abide by the terms of this Agreement, the Corporation will be entitled to specific performance, including immediate issuance of a temporary restraining order or preliminary injunction enforcing this Agreement, and to judgment for damages caused by such breach, and to any other remedies provided by applicable law.


  3. Notices. All notices and other communications required or permitted under this Agreement shall be validly given, made, or served if in writing and delivered personally or sent by registered mail, to the Consultant/Employee at the following address.

                     _______________________________
                     _______________________________
                     _______________________________

   All notices and other communications required or permitted under this Agreement shall be validly given, made, or served if in writing and delivered personally or sent by registered mail, addressed to the Corporation at:
                     655 East Medical Drive
                     Bountiful, Utah 84010
                     Attn:  Chief Executive Officer

or at any other address as any party may, from time to time, designate by notice given in compliance with this section.


  4. Attorney Fees. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party or parties shall be entitled to recover from the losing party or parties, in addition to any other recovery and costs, reasonable attorney fees incurred in such litigation, in both the trial and in all appellate courts.


  5. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.


  6. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement; provided, however, that if the Consultant/Employee is also a party to a separate written employment agreement with the Corporation which contains restrictions on the disclosure of confidential or proprietary Information, then the provisions of such employment agreement shall take precedence over the provisions of this Agreement.


  7. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.


  8. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.


  9. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.


  10. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.


  11. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said
Agreement or any section thereof was drafted by said party.



  12. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.


Date:  _____________________________

SPECIALIZED HEALTH PRODUCTS,     CONSULTANT/EMPLOYEE
INC., a Utah corporation


By_____________________________  _______________________________
_________                        _________
Its                              Name
_______________________________  _______________________________
_______                          ____